Exhibit 16.1



                      ------------------------------------

                                  [NEXIA LOGO]
                                  INTERNATIONAL



June 23, 2004


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


We have read Item 4 of Form 8-K dated June 4, 2004 of Digital Creative Development Corporation and are in agreement with the statements contained in paragraph 2.

We have no basis to agree or disagree with the statements of the registrant contained in the first and third paragraphs and we note that Goldstein Golub Kessler LLP was informed of this change on June 23, 2004.

Sincerely,

/s/:

Goldstein Golub Kessler LLP

cc: Mr. Gary Herman
    Chief Executive Officer
    Digital Creative Development Corporation
    200 East 82nd Street
    New York, New York 10028



         1185 Avenue of the Americas Suite 500 New York, NY 10036-2602
                Tel 212 372 1800 Fax 212 372 1801 www.ggkllp.com

    NEXIA INTERNATIONAL IS A WORLDWIDE NETWORK OF INDEPENDENT ACCOUNTING AND
                                CONSULTING FIRMS